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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): May 20, 2002




                            CARRIAGE SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN IS CHARTER)




           Delaware                      1-11961                 76-0423828
(STATE OR OTHER JURISDICTION           (COMMISSION             (IRS EMPLOYER
      OF INCORPORATION)                FILE NUMBER)          IDENTIFICATION NO.)


                             1900 St. James Place, 4th Floor
                                   Houston, Texas 77056
             (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                  Registrant's telephone number, including area code:
                                     (713) 332-8400





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    Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On May 20, 2002, Carriage Services, Inc. ("Carriage") dismissed Arthur Andersen LLP ("Andersen") as its principal accountant and engaged KPMG LLP ("KPMG") as its principal accountant. The decision to change principal accountants was recommended by the Audit Committee and was approved by the Board of Directors of Carriage. The change will be effective immediately.

Andersen's reports on the consolidated financial statements of Carriage for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the past two fiscal years and through the date of this Current Report, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter in connection with its reports on Carriage's consolidated financial statements for such years, nor have there been any reportable events as listed in Item 304(a)(1)(v) of Regulation S-K. During the past two fiscal years and through the date of this Current Report, Carriage has not consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2) of Regulations S-K.

Andersen was provided with a copy of the statements made in the foregoing paragraph and has furnished a letter addressed to the Commission stating that it agrees with such statements. A copy of Andersen's letter dated May 20, 2002 is attached hereto as Exhibit 16.1.

    Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

    Not applicable.

(b) Pro Forma Financial Information

    Not applicable.

(c) Exhibits

    ITEM              DESCRIPTION
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    16.1              Letter from Arthur Andersen dated May 20, 2002.














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                                  SIGNATURE



    Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                CARRIAGE SERVICES, INC.



Date: May 20, 2002              By:  /s/ Thomas C. Livengood
                                   --------------------------------------------
                                   Thomas C. Livengood
                                   Executive Vice President and
                                   Chief Financial Officer


























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                               INDEX TO EXHIBITS



  EXHIBIT                         DESCRIPTION
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   16.1          Letter From Arthur Andersen dated May 20, 2002.

















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